   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1995


                                                       REGISTRATION NO. 33-62009

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              POSSIS MEDICAL, INC.

             (Exact name of Registrant as specified in its charter)


         MINNESOTA                  41-0783184
(State or other jurisdiction     (I.R.S. Employer
             of               Identification Number)
      incorporation or
       organization)

                            2905 NORTHWEST BOULEVARD
                       MINNEAPOLIS, MINNESOTA 55441-2644
                                  612/550-1010
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            IRVING R. COLACCI, ESQ.
               VICE PRESIDENT, LEGAL AFFAIRS AND HUMAN RESOURCES,
                         GENERAL COUNSEL AND SECRETARY
                            2905 NORTHWEST BOULEVARD
                       MINNEAPOLIS, MINNESOTA 55441-2644
                                  612/550-1010
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

             David J. Lubben, Esq.                          D. William Kaufman, Esq.
              Amy E. Lange, Esq.                    Popham, Haik, Schnobrich & Kaufman, Ltd.
           Dorsey & Whitney P.L.L.P.                         222 South Ninth Street
            220 South Sixth Street                            Minneapolis, MN 55402
             Minneapolis, MN 55402                                612/334-2644
                 612/340-2904

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth estimated expenses payable by the Registrant in connection with the offering and sale of the Common Stock being registered hereunder, other than underwriting discounts and commissions. None of the expenses listed below will be paid by the Selling Shareholders.

 SEC registration fee....................................................  $  10,131
 NASD filing fee.........................................................      3,438
 Nasdaq additional listing fee...........................................     17,500
*Accounting fees and expenses............................................     25,000
*Legal fees and expenses.................................................     55,000
*Blue sky fees and expenses..............................................      5,000
*Printing................................................................     80,000
*Transfer agent and registrar fees.......................................      5,000
*Miscellaneous expenses..................................................      8,931
                                                                           ---------
    Total................................................................  $ 210,000
                                                                           ---------
                                                                           ---------

------------------------
*All expenses except SEC registration and NASD filing and listing fees are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fees, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his or her official capacity. The general effect of Minnesota Statutes 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith. The officers and directors of the Registrant have entered into indemnification agreements with the Registrant.

    The Bylaws of the Registrant provide for such indemnification to the maximum extent permitted by Minnesota Statutes. The Registrant has purchased insurance covering the liability of its directors and officers.

    Under Section 8 of the Underwriting Agreement filed as Exhibit 1 hereto, the Underwriters and the Selling Shareholders agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16.  EXHIBITS


  NUMBER                                              DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------
         1   Form of Underwriting Agreement

      4.1*   Articles of Incorporation of the Registrant as amended and restated to date (i)

      4.2*   Bylaws of the Registrant as amended and restated to date (ii)
        5*   Opinion of Dorsey & Whitney P.L.L.P.

 23.1*       Consent of Deloitte & Touche LLP, Independent Public Accountants

 23.2*       Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5)
 24*         Powers of Attorney (included on signature page)

------------------------
 *   Previously filed

(i) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended July 31, 1994, filed with the Commission on October 28, 1994.

(ii) Incorporated   by  reference  to  Amendment   No.  1  to  the  Registrant's
     Registration Statement on Form S-2, filed with the Commission on August 9, 1994.


ITEM 17.  UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B.  The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 1995.


                                          POSSIS MEDICAL, INC.

                                          By:        /s/ ROBERT G. DUTCHER

                                              ----------------------------------

                                                      Robert G. Dutcher
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER



    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement on Form S-3 has been signed below on September 29, 1995 by the following persons in the capacities indicated:


               SIGNATURE                                  TITLE
---------------------------------------  ---------------------------------------

[CAPTION]
         /s/ ROBERT G. DUTCHER
---------------------------------------  President, Chief Executive Officer and
           Robert G. Dutcher              Director (principal executive officer)

         /s/ RUSSEL E. CARLSON
---------------------------------------  Chief Financial Officer (principal
           Russel E. Carlson              financial and accounting officer)
             Dean Belbas*                Director
         Seymour J. Mansfield*           Director
      Demetre M. Nicoloff, M.D.*         Director
            Ann M. Possis*               Director
            Joe A. Walters*              Director
         Donald C. Wegmiller*            Director



*        /s/ ROBERT G. DUTCHER
--------------------------------------
        By  Robert G. Dutcher,
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIAL PAGE
  NUMBER                                             DESCRIPTION                                               NUMBER
-----------  --------------------------------------------------------------------------------------------  ---------------
         1   Underwriting Agreement